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SUBSIDIARIES OF RADIAN GROUP INC. AS OF 12/31/00
EXHIBIT 21.1



Radian Group Inc. (Delaware domiciled corporation)
        Amerin Guaranty Corporation (Illinois domiciled wholly owned subsidiary) Amerin Re Corporation (Illinois domiciled wholly owned subsidiary) Amerin Investor Services Corporation (Illinois domiciled wholly owned subsidiary)
        CMAC Investment Management Corporation (Delaware domiciled wholly owned subsidiary)
        ExpressClose.com (Iowa domiciled wholly owned subsidiary) GOLD Acquisition Corporation (New York domiciled wholly owned subsidiary) Radian Reinsurance Company (Vermont domiciled wholly owned subsidiary) RADIAN GUARANTY INC. (Pennsylvania domiciled wholly owned subsidiary)
               Radian Services Inc. (Pennsylvania domiciled wholly owned
                      subsidiary of Radian Guaranty Inc.)
               Commonwealth Mortgage Assurance Company of Texas (Texas domiciled wholly owned subsidiary Radian Guaranty Inc. )
               Commonwealth Mortgage Assurance Company of Arizona (Arizona
                      domiciled wholly owned subsidiary Radian Guaranty Inc. )
               Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)